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                                                                      Exhibit 23

                          Independent Auditors' Consent

The Board of Trustees
First Union Real Estate Equity and Mortgage Investments:

We consent to the incorporation by reference in the registration statement Nos. 33-57756, 333-00953 and 333-63547 on Form S-3, No. 333-90107 on Form S-8 and No.
333-88144 on Form S-4 of First Union Real Estate Equity and Mortgage Investments of our reports dated March 28, 2003, with respect to the combined balance sheets of First Union Real Estate Equity and Mortgage Investments and First Union Management, Inc. as of December 31, 2002 and 2001, and the related combined statements of operations, shareholders' equity, and cash flows for the years then ended, and the related financial statement schedule, which reports appear in the December 31, 2002, annual report on Form 10-K of First Union Real Estate Equity and Mortgage Investments.

                                                  /s/ KPMG LLP

New York, New York
March 28, 2003